QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.28

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective the 14th day of November, 2001 between ADViSYS, Inc. ("ADViSYS"), a Delaware corporation, with its place of business at 2700 Research Forest Drive, Suite 180, The Woodlands, Texas, 77381and Ruxandra Draghia-Akli ("Employee") whose residence address is 5215 Starkridge Drive, Houston, Texas, 77035.

        WHEREAS, ADViSYS is a Delaware corporation and is engaged in the research and marketing of services relating to animals and animal care; and

        WHEREAS, ADViSYS is a start-up company, with a limited number of employees, with limited resources and without any assurances of its ability to raise additional funds; and

        WHEREAS, ADViSYS does not have any existing products and is engaged in a high risk research program to develop one or more commercial products, and ADViSYS cannot assure Employee of the successful development of any product; and

        WHEREAS, ADViSYS has its principal place of business at Houston, Texas; and

        WHEREAS, ADViSYS wishes to retain the services of Employee, and Employee wishes to be employed by ADViSYS in the capacity and under the terms and conditions as set forth in this Agreement; and

        WHEREAS, this Agreement represents the employment terms, conditions and agreements reached between the parties.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is hereby agreed between the parties as follows:

1.    Employment Period.    ADViSYS agrees to employ Employee and Employee agrees to be employed by ADViSYS on the terms and conditions herein. This Agreement will have a term commencing on February 1, 2002 and will be terminable as provided in Section 4 herein.

2.    Position.

2.1    Position and Duties.    During the employment period, Employee shall serve as Research Team Leader of ADViSYS under the President of ADViSYS, with such duties and responsibilities that are customarily assigned to such position and such other duties and responsibilities as may be from time to time assigned to him by the President of ADViSYS.

2.2    Time.    During the employment period, and excluding any periods of vacation and sick leave to which Employee is entitled, Employee shall devote all of his business time and attention to the business and affairs of ADViSYS. Employee shall use his best efforts to carry out such responsibilities. Employee understands that ADViSYS is a start-up company with limited resources and consequently Employee may be required to devote time significantly in excess of normal business hours to his obligations hereunder. Employee may not serve as a consultant to, or on any board of, any other company or engage actively in any other business without the consent of the Board of Directors, which it may withhold in its sole discretion.

2.3    Annual Review.    At the end of each year during the employment period, the President shall review and evaluate Employee's performance.

3.    Compensation and Benefits.

3.1    Base Salary.    ADViSYS will pay Employee at a rate of Twelve Thousand Nine Hundred Seventeen Dollars ($12,917) per month. Any increases in Employee's monthly base compensation will be subject to the mutual agreement of ADViSYS and Employee, which agreement either party may withhold in their sole discretion.

3.2    Incentive Compensation.    As incentive compensation, ADViSYS will grant Employee an option to acquire 130,000 shares of ADViSYS common stock at the purchase price of $1.00 per share pursuant to the terms of the Option Agreement executed concurrently herewith.

3.3    Benefits.    Employee shall receive the following:

        (1)   Reimbursement of all usual, customary and normal business expenses reasonably incurred by Employee in the performance of his duties.

        (2)   Automobile expense reimbursement for Employee's business travel using his vehicle at the rates established by the Internal Revenue Service from time to time for such reimbursement.

        (3)   Three weeks paid vacation per year, or as otherwise agreed in writing between Employee and ADViSYS.

        (4)   Medical health insurance as provided generally to employees in ADViSYS' company policies and procedures

        (5)   Retirement benefits as provided generally to employees in ADViSYS' company policies and procedures

        (6)   Any additional benefits provided generally to employees in ADViSYS' company policies and procedures, as may be applicable from time to time to Employee.

        (7)   Any additional benefits provided to all employees with the same supervisory responsibilities as Employee.

4.    Termination.

4.1    Death.    Employee's employment hereunder shall terminate upon his death.

4.2    At Will Employee Termination Without Cause.    Employee agrees that he is an employee terminable "at will" and that ADViSYS may terminate Employee for any reason or no reason, at any time, including during a period of disability, by giving Employee written notice of termination, subject to the terms of Section 5.1 hereof. Employee may terminate this Agreement at any time by giving ADViSYS thirty (30) days advance written notice. Termination of this Agreement will not terminate Employee's obligations under the Proprietary Information, Assignment of Inventions and Noncompetition Agreement which by their terms survive termination of employment.

5.    Compensation Upon Termination.

5.1    Termination By ADViSYS Without Cause.    If Employee's employment is terminated by ADViSYS without "Cause" as defined below, then so long as Employee complies with the terms of this Agreement and the Proprietary Information, Assignment of Inventions and Noncompetition Agreement dated the date hereof, ADViSYS shall until six months after the date of termination (l) continue to pay to Employee his then current salary, on the usual schedule for payment of the salary, and (2) pay Employee monthly an amount equal to the amount contributed by ADViSYS for his health insurance for the month prior to termination. Provided, however, that payments so made to Employee shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under any disability benefit plans of ADViSYS.

        Employee agrees that the receipt of all of the salary payments and benefits under this Section 5.1 shall constitute and act as liquidated damages and not as a penalty and as the exclusive remedy for any such termination.

5.2    Termination for Cause.    Upon termination for "Cause," Employee shall not be entitled to any payments, other than unpaid salary for past services. "Cause" shall mean:

        (l)    conviction of, or a plea of non contendere to a charge of, the commission of a felony; or

        (2)   willful and continuing failure to substantially perform his duties hereunder after demand for substantial performance is delivered by ADViSYS in writing that specifically identifies the manner in which ADViSYS believes Employee has not substantially performed his duties and Employee does not remedy such failure within ten (10) days following receipt of such written notice;

        (3)   commission of fraud by Employee against ADViSYS, its affiliates or customers, including any misrepresentation on Employee's resume or regarding the terms of separation from any prior employer;

        (4)   misappropriation of any funds or property of ADViSYS by Employee;

        (5)   breach of any provision of this Agreement or of the Proprietary Information, Assignment of Inventions and Noncompetition Agreement dated the date hereof between ADViSYS and Employee;

        (6)   grossly negligent or intentional commission of any act that results in, or Employee's failure to act so as to prevent, material injury to the business of ADViSYS, or

        (7)   engagement (including investment in a nonpublic company), without the written approval of the Board of Directors of ADViSYS, in any activity which competes with the business of ADViSYS.

6.    Other Agreements.

6.1    Proprietary Information.    Inventions and Noncompetition Agreement. Employee shall execute and comply with the Proprietary Information, Assignment of Inventions and Noncompetition Agreement in the form attached as Exhibit A hereto and incorporated herein by reference. Employee acknowledges that the terms of such Proprietary Information, Assignment of Inventions and Noncompetition Agreement are agreed to in consideration of ADViSYS's agreement to employ Employee and the consideration set out in this Agreement.

6.2    Standstill Agreements.    So long as Employee is employed by ADViSYS or receives payments pursuant to Section 5.1 above, Employee agrees that he will sign any lock-up letters, standstill agreements, or other similar documentation required by an underwriter in connection with an offering of securities by ADViSYS. Such agreements shall be on terms substantially the same as those applicable to other officers or directors of ADViSYS. Failure to take any such action shall cause Employee to forfeit any further rights to the salary continuation payments in Section 5.1. In addition, Employee agrees that in such event ADViSYS can seek and obtain specific performance of such covenant, including any injunction requiring execution thereof, and Employee hereby appoints the then current president of ADViSYS to sign any such documents on his behalf.

7.    Assignment and Successors.

7.1    No Assignment By Employee.    This Agreement is personal to Employee and shall not be assignable by Employee. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives.

7.2    Assignment by ADViSYS.    This Agreement shall inure to the benefit of and be binding upon ADViSYS and its successors and assigns.

8.    Miscellaneous.

8.1    Arbitration.    Except with respect to injunctive relief which may be sought by the parties if the necessary legal and equitable requirements under applicable law are met pending the institution of proceedings in accordance with this paragraph, the parties agree to resolve any and all claims or controversies arising out of or relating to this Agreement, Employee's employment and/or termination of employment with ADViSYS, including but not limited to claims for breach of contract, misappropriation of trade secrets, defamation or other torts, wrongful termination of employment, and claims under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family Medical Leave Act, the Equal Pay Act, the Texas Commission on Human Rights Act, retaliatory discharge under the Texas Worker's Compensation Act, the Texas Pay Day Act, and any similar state law or local ordinance by binding arbitration under the Federal Arbitration Act before one arbitrator in the city of Houston, State of Texas, administered by the American Arbitration Association ("AAA") under its National Rules for the Resolution of Employment Disputes. The arbitrator shall have at least 10 years of experience in labor relations and employment agreements. If the parties cannot agree upon an arbitrator within three weeks of the commencement of arbitration, the arbitrator shall be appointed by AAA. The parties further agree that the work of Employee involves interstate commerce, the award rendered by the arbitrator is final and binding, and judgment thereon may be entered in any court having jurisdiction thereof. The arbitrator shall deliver to the parties a written decision describing in detail the basis for each of his decisions. The fees and expenses of the arbitrator shall be equally shared by the parties unless Employee can establish that paying his share of the costs would preclude him from enforcing his rights under this Agreement. The invalidity or unenforceability of any provision of this paragraph shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. Nothing in this paragraph shall limit the remedies available to a party asserting a claim pursuant to the statutes listed herein.

8.2    Damage Limitation.    In no event shall either party be entitled to exemplary, punitive, consequential, indirect or similar damages from the other party except as may be permitted pursuant to any of the statutes or ordinances referred to in Section 8.1.

8.3    Notice.    All notices and other communications under this Agreement shall be in writing and sent to the addresses as provided on the signature page hereto. Notice shall be deemed given and effective on the earlier of five (5) days after the deposit in the U.S. mail of a writing addressed as above and sent first-class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph.

8.4    Governing Law.    This agreement shall in all respects be construed according to the laws of the State of Texas without regard to its conflicts of law provisions.

8.5    Counsel.    Each party hereto acknowledges that they have obtained the advice of their own counsel in connection with this Agreement and the agreements referenced herein.

8.6    Severability and Headings.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with allover provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

8.7    No Waiver.    The failure of a party to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right, or of any other provision of or right under this Agreement.

8.8    Entire Agreement.    The parties acknowledge that this Agreement supersedes any other agreement, written or oral, between them concerning the subject matter hereof.

8.9    Amendment.    This Agreement may be amended only in writing signed by both parties.

8.10    Counterparts.    This Agreement and amendments may be executed in counterparts, each of which shall be deemed an original and such counterparts shall constitute but one and the same instrument.

        IN WITNESS WHEREOF the parties hereto Agreement as of the date written above.

ADViSYS, INC.		EMPLOYEE
By	/s/ Douglas R. Kern Douglas R. Kern President	/s/ Ruxandra Draghia-Akli Ruxandra Draghia-Akli
Address for Notices: 2700 Research Forest Drive Suite 180 The Woodlands, TX 77381		Address for Notices: 5215 Starkridge Drive Houston. TX 77035
With a copy of all notices to: Michael C. Blaney Vinson & Elkins LLP 1001 Fannin St, Suite 2300 Houston, TX 77002

FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED
NOVEMBER 14, 2001

        This is the First Amendment ("Amendment") to the Employment Agreement between ADViSYS, Inc. ("ADVISYS") and Ruxandra Draghia-Akli ("Executive") dated as of 2 day of September, 2008 (the "Effective Date"), amending the Employment Agreement ("Agreement") dated November 14, 2001 between ADViSYS and Executive. All undefined terms contained herein shall have the meaning set forth in the Agreement.

        WHEREAS, both parties wishes to amend the Agreement as follows:

        NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the parties hereby agree as follows:

  1.
  The current base annual salary the Executive is entitled to receive for his employment is $189,571.00 per annum.

  2.
  Executive is entitled to 20 business days (4 weeks) as a Company paid vacation days annually.

Dr. Ruxandra Draghia-Akli 5215 Starkridge Drive Houston, Texas 77035 Telephone: 713-557-5434		VGX Pharmaceuticals 450 Sentry Parkway Blue Bell, PA 19422 Telephone: 267-440-4205

/s/ Ruxandra Draghia-Akli Ruxandra Draghia-Akli Vice President, Research		/s/ Gene J. Kim Gene J. Kim Chief Financial Officer
Date:	September 2, 2008	Date:	September 2, 2008

QuickLinks

  EXHIBIT 10.28